UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 8, 2006

                      SITEWORKS BUILDING & DEVELOPMENT CO.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

           FLORIDA                 001-32528            58-2590047
           -------                 ---------            ----------
(State or other jurisdiction      (Commission          (IRS Employer
      of incorporation)           File Number)       Identification No.)

                6464 N W 5TH COURT, FT. LAUDERDALE, FLORIDA 33039
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                        (954) 489-2961 FAX 954 489 -2962
              (Registrant's telephone number, including area code)

                                 FORMER ADDRESS
                                 --------------
                (2534 N Miami Ave, Miami Fl 33127 (305-573-9339)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

      SiteWorks Building & Development Co. (the "Company") is filing this Form 8-K (the "Form 8-K"), with the Securities and Exchange Commission (the "SEC") on May 15, 2006 to revise and clarify the information previously provided it its annual report for the periods ending December 2004 and its quarterly reports for 2005. The disclosure in this filing relates to the Company's treatment of shares issued, the validity of issued shares ,and the valuation of shares issued for goods and services in the Condensed Consolidated Financial Statements included in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2005 June 30, 2005 and September 30, 2005 (the "Form 10-Q").


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

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

      (a) The Company's Form 10 KSB for the period ending 2004 filed with the SEC and Forms 10-QSB, for the periods ended 3/30/2005, filed with the SEC on 6/03/2005 , for the period ending 6/30/2005 filed with the Sec on 8/22/2005 and for the period ending 9/30 2005 which was filed with the SEC on 12/15/2005 may contain inaccurate information as it relates to the equity , the validity of shares issued and the valuation of shares issued for goods and services.

The written consent of the majority shareholder(s) was obtained for each amendment made from March 2002, thru the present. However the validity of the issued shares may be called into question because no information statement or proxy was filed prior to the amendments taking effect. Management expects to address this issue by publishing an information statement which would indicate written consent was obtained from a majority shareholder to ratify all previous amendments and mergers.

The value of shares previously issued may not have been based on market value on the day the shares were issued , but on a discounted value management felt reflected the value the shares have given the lack of liquidity of the stock . The restatements have been and will be adjusted to reflect the bid price the day the shares were issued.

When these issues were discovered by the Company's Chief Executive Officer on April 6, 2006, the Company immediately commenced the process of amending the Form 10-QSB and notified its independent accountants of the possible error. The Company's independent accountants discussed the matter with the Company's Chief Executive Officer and legal counsel and agreed to make the appropiate changes and disclosures in the financials. The Company expects to have its amended its Form 10-QSB filed as soon as practical and in fact did file its annual report for 2005 and it's first quarter report for March 31, 2006 which made provision for the issue by classifying the shares issued as a result of the amendments as temporary equity .


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

The certifying officer of the company has considered the effect of the error on the adequacy of the disclosure controls and procedures as of the end of the period covered by the 2004 10 KSB.

The officers conclusion regarding the effectiveness of the company's disclosure controls and procedures were reevaluated and changes were made to the review process to eliminate ambiguity in any future amendments to the corporate charter which may require shareholder approval.

      (b)   Not applicable.

      (c)   Not applicable.

SiteWorks is responsible for the adequacy and accuracy of disclosure in this filing, and SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing and SiteWorks may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Statements contained in this filing that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or described pursuant to similar expressions.



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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2006

                                    SITEWORKS BUILDING & DEVELOPMENT CO.


                                    By:      /s/ C. Michael Nurse
                                             -----------------------
                                    Name:    C. Michael Nurse
                                    Title:   Chief Executive Officer





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